Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces Second Quarter Diluted Net Income of $1.16 per Unit and Declares a $1.16 per Unit Cash Distribution

New York, NY, July 25, 2007– AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended June 30, 2007.

AllianceBernstein Holding (The Publicly Traded Partnership):
—	Diluted net income per Unit for the quarter ended June 30, 2007 was $1.16, an increase of 30.3% from $0.89 for the same period in 2006.

—
Distribution per Unit for the second quarter of 2007 will be $1.16, an increase of 30.3% from $0.89 for the same period in 2006.  The distribution is payable on August 16, 2007 to holders of record of AllianceBernstein Holding Units at the close of business on August 6, 2007.

AllianceBernstein (The Operating Partnership):
—	Assets Under Management (AUM) at June 30, 2007 were $792.9 billion, a 26.8% increase from a year ago, due to market appreciation and net inflows across all distribution channels.

—
Net inflows for the three months ended June 30, 2007 were $9.5 billion, consisting of Institutional Investments net inflows of $4.1 billion, Retail net inflows of $3.8 billion and Private Client net inflows of $1.6 billion.

—
Net inflows for the twelve months ended June 30, 2007 were $41.7 billion, consisting of Institutional Investments net inflows of $22.5 billion, Retail net inflows of $10.9 billion and Private Client net inflows of $8.3 billion.

“On the most important metric, investment results for clients, the second quarter was generally quite good. Equity returns were robust, driven by strong gains in stock prices throughout the world. Value equity and hedge fund services performed especially well, with the majority exceeding their benchmarks. While growth equity services produced strong absolute returns, they generally trailed benchmarks. However, these services have experienced a strong start in the current quarter. Rising global interest rates negatively affected fixed income returns, but relative returns were favorable in many key services, further improving our competitive position in this asset class,” said Lewis Sanders, Chairman and Chief Executive Officer.

“While total assets under management grew by almost 7% sequentially, organic growth slowed somewhat in the second quarter.  Growth was strongest in the retail channel as inflows in non-U.S. markets accelerated as compared to the last few quarters. Growth slowed, however, in the private client channel, owing largely to seasonal factors.  Global and International services continued to account for the majority of new mandates and now account for 58% of AUM. Net inflows from clients domiciled outside the U.S. continued to grow strongly as well, driving the share of AUM from such clients to 38% of the firm’s total. Our array of hedge fund services had another quarter of rapid growth, with AUM rising by 18% during the three months ended June 2007 to $10.5 billion. Lastly, the volume of won, but not yet funded, institutional mandates remains substantial.

“The firm’s financial results in the second quarter were also quite good, with revenue rising by 24.2% and operating income by 36.5% versus last year’s comparable quarter. Operating margins expanded by 280 basis points versus the prior year quarter to 31.0%. A rising effective tax rate, lower non-operating income and an increase in Units outstanding due primarily to employee option exercises held the year-over-year growth in net income per Unit for the quarter to a still strong 30.3%.

“As discussed in earlier communications, the company’s earnings are becoming more seasonal, owing primarily to the growing pool of assets under management with performance fee arrangements, as well as other factors affecting expense ratios.  To clarify this point, we offered full year 2007 earnings guidance at the completion of the first quarter.  We now estimate that 2007 earnings at the holding company level will be approximately $4.90-$5.25 per Unit, versus previous guidance of $4.65-$5.00 per Unit. This estimate assumes asset inflows continuing at levels similar to recent rates and equity and fixed income market returns at annual rates of 8% and 5%, respectively, for the balance of the year.  Also, we continue to expect that the fourth quarter will account for a disproportionate share of total earnings. It is important to stress that the firm’s earnings are subject to considerable uncertainty including, but not limited to, capital market volatility, which can be amplified by the aforementioned increase in assets under management subject to performance fee arrangements.

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 “As we have repeatedly noted, continued and consistent strength in the firm’s financial performance, and thus strong returns for our Unitholders, depend on our ability to provide superior investment returns and world-class service to our clients.  AllianceBernstein remains committed to doing just that,” Mr. Sanders concluded.

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2007 RESULTS
JULY 25, 2007 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review second quarter 2007 financial and operating results on Wednesday, July 25, 2007, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least fifteen minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 935-4839 in the U.S. or (212) 729-5023 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 8666417.

The presentation slides that will be reviewed during the conference call are expected to be available at the above web address shortly after the release of second quarter 2007 financial results on July 25, 2007.

An audio replay of the conference call will be made available for one week beginning at approximately 7:00 p.m. (EDT) on July 25, 2007. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 8666417.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide.  AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

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At June 30, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.3% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.8% of the AllianceBernstein Units at June 30, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.2% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

The forward-looking statements we make in this news release include estimated earnings guidance and related assumptions provided for full year 2007.  The earnings guidance is based on a number of assumptions, including, but not limited to, the following:  net inflows of client assets under management continuing at levels similar to recent rates, and equity and fixed income market returns at annual rates of 8% and 5%, respectively, for the balance of the year.  Net inflows of client assets are subject to domestic and international securities market conditions, competitive factors, and relative performance, each of which may have a negative effect on net inflows; capital market performance is inherently unpredictable.  Our expectation that the fourth quarter will account for a disproportionate share of total earnings is based on the relative amount of assets under management subject to performance fees that are calculated at the end of fourth quarter.  In view of these factors, and particularly given the volatility of capital markets (and the effect of such volatility on performance fees and the value of investments in respect of incentive compensation) and the difficulty of predicting client asset inflows and outflows, our earnings estimates should not be relied on as predictions of actual performance, but only as estimates based on assumptions that may or may not be correct.  There can be no assurance that we will be able to meet the investment and service goals and needs of our clients or that, even if we do, it will have a positive effect on the company’s financial performance.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, $ thousands)

	Three Months Ended
	6/30/07	6/30/06
Revenues:
Investment Advisory & Services Fees	$845,192	$690,213
Distribution Revenues	118,939	104,456
Institutional Research Services	102,847	102,631
Dividend and Interest Income	70,068	61,462
Investment Gains (Losses)	32,082	(15,537)
Other Revenues	44,608	35,966
Total Revenues	1,213,736	979,191
Less: Interest Expense	54,963	45,861
Net Revenues	1,158,773	933,330

Expenses:
Employee Compensation & Benefits	475,887	373,780
Promotion & Servicing:
Distribution Plan Payments	84,814	72,795
Amortization of Deferred Sales Commissions	24,799	23,589
Other	62,891	59,949
General & Administrative	138,457	127,673
Interest on Borrowings	7,037	6,852
Amortization of Intangible Assets	5,179	5,175
	799,064	669,813

Operating Income	359,709	263,517
Non-Operating Income	4,014	9,730

Income before Income Taxes	363,723	273,247

Income Taxes	28,794	12,145

NET INCOME	$334,929	$261,102

Operating Income Margin	31.0%	28.2%

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	6/30/07	6/30/06

Equity in Earnings of Operating Partnership	$110,267	$84,514

Income Taxes	9,620	8,509

NET INCOME	100,647	76,005

Additional Equity in Earnings of Operating Partnership (1)	1,392	1,348

NET INCOME - Diluted (2)	$102,039	$77,353

DILUTED NET INCOME PER UNIT	$1.16	$0.89

DISTRIBUTION PER UNIT	$1.16	$0.89

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
JUNE 30, 2007

		Weighted Average Units Three Months Ended
	Period End Units	Basic	Diluted

AllianceBernstein	260,001,799	259,782,565	261,588,156

AllianceBernstein Holding	86,607,956	86,388,722	88,194,313

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED JUNE 30, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$468,358	$172,998	$100,339	$741,695

Sales/New accounts	14,705	13,578	4,297	32,580
Redemptions/Terminations	(5,370)	(9,216)	(1,085)	(15,671)
Cash flow	(5,199)	(321)	(1,511)	(7,031)
Unreinvested dividends	-	(257)	(109)	(366)
Net inflows	4,136	3,784	1,592	9,512

Transfers (1)	(21)	(24)	45	-

Market appreciation	28,133	8,654	4,948	41,735

End of Period	$500,606	$185,412	$106,924	$792,942

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED JUNE 30, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$395,973	$146,391	$82,794	$625,158

Sales/New accounts	61,143	46,299	16,614	124,056
Redemptions/Terminations	(25,913)	(34,350)	(3,631)	(63,894)
Cash flow	(12,702)	93	(4,188)	(16,797)
Unreinvested dividends	(1)	(1,144)	(485)	(1,630)
Net inflows	22,527	10,898	8,310	41,735

Transfers (1)	(715)	(24)	739	-

Market appreciation	82,821	28,147	15,081	126,049

End of Period	$500,606	$185,412	$106,924	$792,942

(1) Transfer of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT JUNE 30, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$55,711	$36,788	$27,345	$119,844
Global & International	187,364	55,173	25,829	268,366
	243,075	91,961	53,174	388,210
Growth
U.S.	32,862	25,575	14,657	73,094
Global & International	79,257	21,929	11,652	112,838
	112,119	47,504	26,309	185,932

Total Equity	355,194	139,465	79,483	574,142

Fixed Income:
U.S.	73,597	11,053	26,841	111,491
Global & International	46,009	29,890	508	76,407
	119,606	40,943	27,349	187,898

Index/Structured:
U.S.	20,099	5,004	82	25,185
Global & International	5,707	-	10	5,717
	25,806	5,004	92	30,902

Total:
U.S.	182,269	78,420	68,925	329,614
Global & International	318,337	106,992	37,999	463,328
	$500,606	$185,412	$106,924	$792,942

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	6/30/07	6/30/06	6/30/07	6/30/06

Ending Assets Under Management	$792,942	$625,158	$792,942	$625,158

Average Assets Under Management	$774,713	$625,351	$708,499	$581,591

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT JUNE 30, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$248,741	$140,411	$103,434	$492,586
Non-U.S. Clients	251,865	45,001	3,490	300,356
	$500,606	$185,412	$106,924	$792,942

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